EXHIBIT 11

Statement Regarding Computation of per Share Earnings

The information required by this Exhibit is set forth under Note B in the section captioned “Consolidated Financial Statements - Notes to Consolidated Financial Statements” in the CB Financial Corporation’s 2006 Annual Report, which section is incorporated herein by reference.